                                                                    EXHIBIT 4.01

                       =================================

                        STATE AUTO FINANCIAL CORPORATION
                                    AS ISSUER

                                       AND

                                FIFTH THIRD BANK
                                   AS TRUSTEE

                     ---------------------------------------

                                    INDENTURE

                          DATED AS OF NOVEMBER 13, 2003

                     ---------------------------------------

                    6 1/4% SENIOR NOTES DUE NOVEMBER 15, 2013

                       =================================

                              STATE AUTO INDENTURE
                         DETAILED CROSS-REFERENCE TABLE

                                  Text in bold

    TIA                                                                                              Indenture
  Section                                                                                             Section
  -------                                                                                             -------
310(a)(1).......................................................................................     7.10
   (a)(2).......................................................................................     7.10
   (a)(3).......................................................................................     N.A.
   (a)(4).......................................................................................     N.A.
   (a)(5).......................................................................................     7.10
   (b)..........................................................................................     7.08
   (c)..........................................................................................     N.A.

311(a)..........................................................................................     7.03, 7.12
   (b)..........................................................................................     7.03, 7.12
   (c)..........................................................................................     N.A.

312(a)..........................................................................................     10.02
   (b)..........................................................................................     10.02
   (c)..........................................................................................     10.02

313(a)..........................................................................................     7.06
   (b)..........................................................................................     N.A.
   (c)..........................................................................................     7.06
   (d)..........................................................................................     7.06

314(a)..........................................................................................     4.10, 4.11
   (b)(1).......................................................................................     N.A.
   (b)(2).......................................................................................     N.A.
   (c)(1).......................................................................................     10.04
   (c)(2).......................................................................................     10.04
   (c)(3).......................................................................................     N.A.
   (d)..........................................................................................     N.A.
   (e)..........................................................................................     10.05
   (f)..........................................................................................     N.A.

315(a)..........................................................................................     7.01, 7.02
   (b)..........................................................................................     7.02, 7.05
   (c)..........................................................................................     7.01
   (d)..........................................................................................     7.02
   (e)..........................................................................................     6.12, 7.02

316(a)(last sentence)...........................................................................     2.05
   (a)(1)(A)....................................................................................     6.05

    TIA                                                                                              Indenture
  Section                                                                                             Section
  -------                                                                                             -------
   (a)(1)(B)....................................................................................     6.02, 6.04
   (a)(2).......................................................................................     N.A.
   (b)..........................................................................................     6.06, 6.07

317(a)(1).......................................................................................     6.08
   (a)(2).......................................................................................     6.09
   (b)..........................................................................................     2.03

318(a)..........................................................................................     N.A.
   (b)..........................................................................................     N.A.
   (c)..........................................................................................     10.01

ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE................................................     1

         Section 1.01.         Definitions......................................................................     1

         Section 1.02.         Rules of Construction............................................................     8

ARTICLE 2             THE NOTES.................................................................................     8

         Section 2.01.         Form, Dating and Denominations; Legends..........................................     8

         Section 2.02.         Execution and Authentication; Exchange Notes; Additional Notes...................     9

         Section 2.03.         Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold
                               Money in Trust ..................................................................    10

         Section 2.04.         Replacement Notes................................................................    11

         Section 2.05.         Outstanding Notes................................................................    11

         Section 2.06.         Temporary Notes..................................................................    12

         Section 2.07.         Cancellation.....................................................................    12

         Section 2.08.         CUSIP Numbers....................................................................    12

         Section 2.09.         Registration, Transfer and Exchange..............................................    12

         Section 2.10.         Restrictions on Transfer and Exchange............................................    15

         Section 2.11.         Temporary Offshore Global Notes..................................................    17

ARTICLE 3             REDEMPTION................................................................................    17

         Section 3.01.         Optional Redemption..............................................................    17

         Section 3.02.         Method and Effect of Redemption..................................................    18

         Section 3.03.         No Mandatory Redemption..........................................................    18

ARTICLE 4             COVENANTS.................................................................................    19

         Section 4.01.         Payment of Notes.................................................................    19

         Section 4.02.         Maintenance of Office or Agency..................................................    19

         Section 4.03.         Existence........................................................................    20

         Section 4.04.         Payment of Taxes and Other Claims................................................    20

         Section 4.05.         Limitation on Liens..............................................................    20

         Section 4.06.         Limitation Upon Sales of Capital Stock of Restricted Subsidiaries................    20

         Section 4.07.         Reports..........................................................................    20

         Section 4.08.         Reports to Trustee...............................................................    21

ARTICLE 5             MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS...........................................    22

         Section 5.01.         Merger, Consolidation and Disposition of Assets..................................    22

         Section 5.02.         Successor Person Substituted.....................................................    22

ARTICLE 6             DEFAULT AND REMEDIES......................................................................    23

         Section 6.01.         Events of Default................................................................    23

         Section 6.02.         Acceleration.....................................................................    24

         Section 6.03.         Other Remedies...................................................................    24

         Section 6.04.         Waiver of Past Defaults..........................................................    24

         Section 6.05.         Control by Majority..............................................................    24

         Section 6.06.         Limitation on Suits..............................................................    24

         Section 6.07.         Rights of Holders to Receive Payment.............................................    25

         Section 6.08.         Collection Suit by Trustee.......................................................    25

         Section 6.09.         Trustee May File Proofs of Claim.................................................    26

         Section 6.10.         Priorities.......................................................................    26

         Section 6.11.         Restoration of Rights and Remedies...............................................    26

         Section 6.12.         Undertaking for Costs............................................................    26

         Section 6.13.         Rights and Remedies Cumulative...................................................    26

         Section 6.14.         Delay or Omission Not Waiver.....................................................    27

         Section 6.15.         Waiver of Stay, Extension or Usury Laws..........................................    27

ARTICLE 7             THE TRUSTEE...............................................................................    27

         Section 7.01.         General..........................................................................    27

         Section 7.02.         Certain Rights of Trustee........................................................    27

         Section 7.03.         Individual Rights of Trustee.....................................................    28

         Section 7.04.         Trustee's Disclaimer.............................................................    29

         Section 7.05.         Notice of Default................................................................    29

         Section 7.06.         Reports by Trustee to Holders....................................................    29

         Section 7.07.         Compensation and Indemnity.......................................................    29

         Section 7.08.         Replacement of Trustee...........................................................    29

         Section 7.09.         Successor Trustee by Merger......................................................    30

         Section 7.10.         Eligibility......................................................................    31

         Section 7.11.         Money Held in Trust..............................................................    31

         Section 7.12.         Preferential Collection of Claims Against Company................................    31

ARTICLE 8             DEFEASANCE AND DISCHARGE..................................................................    31

         Section 8.01.         Satisfaction and Discharge of Indenture..........................................    31

         Section 8.02.         Legal Defeasance.................................................................    32

         Section 8.03.         Covenant Defeasance..............................................................    33

         Section 8.04.         Application of Trust Money.......................................................    34

         Section 8.05.         Repayment to Company.............................................................    34

         Section 8.06.         Reinstatement....................................................................    34

ARTICLE 9             AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................................    35

         Section 9.01.         Amendments Without Consent of Holders............................................    35

         Section 9.02.         Amendments With Consent of Holders...............................................    35

         Section 9.03.         Effect of Consent................................................................    36

         Section 9.04.         Trustee's Rights and Obligations.................................................    37

         Section 9.05.         Conformity with Trust Indenture Act..............................................    37

ARTICLE 10            MISCELLANEOUS.............................................................................    37

         Section 10.01.        Trust Indenture Act of 1939......................................................    37

         Section 10.02.        Noteholder Communications; Noteholder Actions....................................    37

         Section 10.03.        Notices..........................................................................    38

         Section 10.04.        Certificate and Opinion as to Conditions Precedent...............................    38

         Section 10.05.        Statements Required in Certificate or Opinion....................................    39

         Section 10.06.        Payment Date Other Than a Business Day...........................................    39

         Section 10.07.        Governing Law....................................................................    39

         Section 10.08.        No Adverse Interpretation of Other Agreements....................................    39

         Section 10.09.        Successors.......................................................................    39

         Section 10.10.        Duplicate Originals..............................................................    39

         Section 10.11.        Separability.....................................................................    39

         Section 10.12.        Table of Contents and Headings...................................................    40

         Section 10.13.        No Liability of Directors, Officers, Employees, Affiliates and Shareholders......    40

EXHIBITS
EXHIBIT A         Form of Note
EXHIBIT B         Restricted Legend
EXHIBIT C         DTC Legend
EXHIBIT D         Form of Regulation S Certificate
EXHIBIT E         Form of Rule 144A Certificate
EXHIBIT F         Form of Institutional Accredited Investor Certificate
EXHIBIT G         Certificate of Beneficial Ownership
EXHIBIT H         Temporary Offshore Global Note Legend

         INDENTURE, dated as of November 13, 2003, between State Auto Financial Corporation, an Ohio corporation (the "Company") and Fifth Third Bank, as Trustee (the "Trustee").

                                    RECITALS

         The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $100,000,000 aggregate principal amount of the Company's 6 1/4% Senior Notes due November 15, 2013 and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the "Notes"). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         "ADDITIONAL INTEREST" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

         "ADDITIONAL NOTES" means any notes issued under the Indenture in addition to the Initial Notes (other than Exchange Notes) having the same terms in all respects as the Initial Notes except that interest will accrue on the Additional Notes from their date of issuance.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For the purposes of this definition, the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Registrar, Paying Agent or Authenticating Agent.

         "AGENT MEMBER" means a member of, or a participant in, the Depositary.

         "AUTHENTICATING AGENT" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

         "BANKRUPTCY DEFAULT" has the meaning assigned to such term in Section 6.01.

         "BOARD OF DIRECTORS" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday or other day on which banking institutions or trust companies are authorized or required by law to close in New York City.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or no-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

         "CERTIFICATE OF BENEFICIAL OWNERSHIP" means a certificate substantially in the form of Exhibit G.

         "CERTIFICATED NOTE" means a Note in registered individual form without interest coupons.

         "CLEARSTREAM" means Clearstream Banking SA and its successors.

         "COMPANY" means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to
Article 5.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "COMPARABLE TREASURY PRICE" means, with respect to any redemption date for the Notes, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of the Indenture is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

         "DEFAULT" means any event that is, or after notice or lapse of time, or both, would constitute an Event of Default.

         "DEPOSITARY" means the depositary of each Global Note, which will initially be DTC.

         "DTC" means The Depository Trust Company, a New York corporation, and its successors.

         "DTC LEGEND" means the legend set forth in Exhibit C.

         "EUROCLEAR" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXCHANGE NOTES" means the Notes of the Company (including any Private Exchange Notes) issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes.

         "EXCHANGE OFFER" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GLOBAL NOTE" means a Note in registered global form without interest coupons.

         "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

         "INDENTURE" means this indenture, as amended or supplemented from time to time.

         "INDEBTEDNESS" means, with respect to any Person, without duplication, and whether or not contingent:

                  (1) every obligation of such Person for borrowed money or evidenced by a note, bond, debenture or similar instrument, including obligations incurred in connection with the acquisition of property (other than accounts payable described in clause (3) below), assets or business;

                  (2) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (3) every obligation of such Person issued or assumed as the deferred and unpaid purchase price of property or services to the extent recorded as liabilities under GAAP (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) every obligation of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of property or assets made as part of any sale and lease-back transaction;

                  (5) every obligation of such person under interest rate swap or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person; and

                  (6)      every obligation of the type referred to in clauses
         (1) through (5) of another Person the payment of which such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

         "INITIAL ADDITIONAL NOTES" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL NOTES" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL PURCHASERS" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

         "INSTITUTIONAL ACCREDITED INVESTOR" means a Person that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE" means a certificate substantially in the form of Exhibit F hereto.

         "INTEREST", in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

         "INTEREST PAYMENT DATE" means each May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, commencing May 15, 2004.

         "ISSUE DATE" means the first date on which the Initial Notes are initially issued under the Indenture.

         "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code or equivalent statutes) of any jurisdiction other than to evidence a lease.

         "MAKE-WHOLE AMOUNT" means the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed on the redemption date and the scheduled payments of interest thereon from the redemption date (but excluding any interest accrued to the redemption date) to originally scheduled maturity, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) on a semi-annual basis at the Special Adjusted Treasury Rate from the respective dates after the redemption date on which such principal and interest would have been payable.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NON-U.S. PERSON" means a Person that is not a U.S. person, as defined in Regulation S.

         "NOTES" has the meaning assigned to such term in the Recitals.

         "OFFICER" means the chairman of the Board of Directors, the president, the chief executive officer, any senior vice president, the chief financial officer, the treasurer or the secretary of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company by two Officers.

         "OFFSHORE GLOBAL NOTE" means a Global Note representing Notes issued and sold pursuant to Regulation S.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory in its reasonable discretion to the Trustee.

         "PAYING AGENT" means a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

         "PERMANENT OFFSHORE GLOBAL NOTE" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

         "PRIVATE EXCHANGE NOTES" means the Private Exchange Securities as defined in a Registration Rights Agreement.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "RATING AGENCY" means (i) S&P, (ii) Moody's or (iii) if neither S&P or Moody's is rating the Notes, another recognized rating agency, selected by the Company.

         "REFERENCE TREASURY DEALER" means McDonald Investments Inc. and its successor or, at the option of the Company, another primary independent U.S. government securities dealer in New York City selected by the Company.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "REGISTER" has the meaning assigned to such term in Section 2.09(a).

         "REGISTRAR" means a Person engaged to maintain the Register.

         "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreement between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S CERTIFICATE" means a certificate substantially in the form of Exhibit D hereto.

         "RESTRICTED LEGEND" means the legend set forth in Exhibit B.

         "RESTRICTED PERIOD" means the relevant 40-day distribution compliance period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" means any Subsidiary which is incorporated or organized under the laws of any State of the United States of America or the District of Columbia, except (a) a Subsidiary that has total assets which are less than 10% of the Company's total consolidated assets determined as of the Company's most recent fiscal year-end balance sheet filed with the SEC and (b) 518 Property Management and Leasing, LLC.

         "RULE 144A" means Rule 144A under the Securities Act.

         "RULE 144A CERTIFICATE" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification
(x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A,

(y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

         "SPECIAL ADJUSTED TREASURY RATE" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 25 basis points.

         "SUBSIDIARY" means any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, the Company and/or one or more of its other Subsidiaries.

         "TEMPORARY OFFSHORE GLOBAL NOTE" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

         "TEMPORARY OFFSHORE GLOBAL NOTE LEGEND" means the legend set forth in Exhibit H.

         "TRUSTEE" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

         "U.S. GLOBAL NOTE" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations fully guaranteed or insured by the United States of America (any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind which ordinarily has the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY OWNED SUBSIDIARY" means a Subsidiary, all of the Voting Stock of which is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

         Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

                  (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (2)      "or" is not exclusive;

                  (3)      "including" means including without limitation;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

                  (6) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated; and

                  (7) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

                                   ARTICLE 2
                                   THE NOTES

         Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and integral multiples thereof.

         (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5) or (c) or Section 2.09(b)(4), each Initial Note or any Initial Additional Note (other than a Permanent Offshore Global Note) or any Private Exchange Note will bear the Restricted Legend.

                  (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

                  (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

                  (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in
         Section 2.11(a).

                  (5) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

         (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

                  (2) after an Initial Note or any Initial Additional Note or any Private Exchange Note is

                           (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or

                           (y) with respect to an Initial Note or any Initial Additional Note, is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer,

         the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

         (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

         Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

         (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

         (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

                  (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000,

                  (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

                  (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after receipt by the Trustee of an Officers' Certificate specifying:

                           (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

                           (B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

                           (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

                           (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

                           (E) other information the Company may determine to include or the Trustee may reasonably request.

         (d) The Initial Notes, any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments and redemptions.

         Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder.

         (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

         Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and each of the Trustee and the Company receives evidence to its satisfaction of the mutilation, destruction, loss or theft of any Note, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

         Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

                  (1) Notes cancelled by the Trustee or delivered to it for cancellation;

                  (2)      any Note which has been replaced pursuant to Section
         2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

                  (3) on or after the maturity date or any redemption date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

         (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

         Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

         Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Trustee shall deliver certification of all cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         Section 2.08. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and the Trustee will use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange. The Company will promptly, but in no event later than three Business Days following the change, notify the Trustee of any change in the CUSIP numbers.

         Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without interest coupons, and the Company shall cause the Trustee to maintain a register (the "REGISTER") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

         (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Notes in global form. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. So long as DTC is serving as the Depositary thereof, each Global Note will bear the DTC Legend.

                  (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary except as set forth in Section 2.09(b)(4).

                  (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

                  (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary or (z) the Company determines not to have all of the Notes represented by Global Notes and notifies the Trustee to effect such exchange, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount and registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

         (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

         (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register; provided that

                  (x) no transfer or exchange will be effective until it is registered in such Register and

                  (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

         From time to time, the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

         No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

         (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

                  (3)      Certificated Note to Global Note. If a Certificated
         Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

         Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

         (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

        A                                         B                                    C
--------------------                      --------------------                        ---
U.S. Global Note                          U.S. Global Note                            (1)
U.S. Global Note                          Offshore Global Note                        (2)
U.S. Global Note                          Certificated Note                           (3)
Offshore Global Note                      U.S. Global Note                            (4)
Offshore Global Note                      Offshore Global Note                        (1)
Offshore Global Note                      Certificated Note                           (5)
Certificated Note                         U.S. Global Note                            (4)
Certificated Note                         Offshore Global Note                        (2)
Certificated Note                         Certificated Note                           (3)

                  (1)      No certification is required.

                  (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

                  (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed

         Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, as applicable, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable state securities laws or blue sky laws; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

                  (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

                  (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate, as applicable, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable state securities laws or blue sky laws. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

         (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):

                  (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

                  (2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note (other than a Private Exchange Note) pursuant to an Exchange Offer.

         Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

         (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

         Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

         (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

         (c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

         (d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

                                   ARTICLE 3
                                   REDEMPTION

         Section 3.01. Optional Redemption. The Company may redeem the Notes in whole at any time or in part from time to time, at the Company's option, at a redemption price equal to the greater of (a) 100% of the principal amount of such Notes being redeemed on such redemption date, and (b) the Make-Whole Amount, plus in each case accrued and unpaid interest on the Notes to the redemption date.

         Section 3.02. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed by any method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. A Note may be redeemed in part, provided that no partial redemption may reduce the principal amount at maturity of a Note not redeemed to less than $1,000. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Written notice of redemption must be mailed by first-class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

         (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

                  (1)      the redemption date;

                  (2) the redemption price, including the portion thereof representing any accrued interest;

                  (3) the place or places where Notes are to be surrendered for redemption;

                  (4) Notes called for redemption must be so surrendered in order to collect the redemption price;

                  (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

                  (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

                  (7) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and, upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Unless the Company defaults in its payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

         Section 3.03. No Mandatory Redemption. The Company shall not be required to make mandatory redemptions of the Notes. The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE 4
                                   COVENANTS

         Section 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In the case the Company acts as Paying Agent, the Company will promptly notify the Trustee of its compliance with this paragraph.

         (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

         (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

         (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

         Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in New York City where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided, however, that no such designation or recission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Article 5.

         Section 4.04. Payment of Taxes and Other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         Section 4.05. Limitation on Liens. The Company will not, nor will it permit any Restricted Subsidiary to, incur or suffer to exist any Lien on the Capital Stock of any Restricted Subsidiary to secure Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes equally and ratably with such Indebtedness so long as such Indebtedness is so secured.

         Section 4.06. Limitation Upon Sales of Capital Stock of Restricted Subsidiaries. The Company will not sell, transfer or otherwise dispose of (except to a Wholly Owned Subsidiary), and it will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or to a Wholly Owned Subsidiary), any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than preferred stock having no voting rights and director's qualifying shares required by applicable law) of a Restricted Subsidiary, except for any issuance, sale, transfer or other disposition (a) for cash or property which, in the opinion of the Board of Directors acting in good faith, is at least equal to the fair market value of such shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock or (b) to comply with any applicable law or order of a court or governmental or insurance regulatory authority other than an order issued at the Company's request or the request of any of its Subsidiaries.

         Section 4.07. Reports. (a) So long as the Notes are outstanding, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall electronically file with the SEC, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the SEC on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would be required so to file such documents if the Company were so subject, unless, in any case, if such filings are not then permitted by the SEC.

         (b) If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, the Company shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Notes, as their names and addresses appear in the Register, without cost to such holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were so subject, and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Company's cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (c) So long as any Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

         (d) The Company shall comply with all of the applicable provisions of Trust Indenture Act Section 314(a).

         Section 4.08. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

         (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should have reasonably become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

         (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

         (d) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

                                   ARTICLE 5
                 MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

         Section 5.01. Merger, Consolidation and Disposition of Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (1) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium, if any, and interest on all the Notes and the performance or observance of every covenant of this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default has occurred and is continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with.

         Section 5.02. Successor Person Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any such transfer or conveyance, but not any such lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6
                              DEFAULT AND REMEDIES

         Section 6.01. Events of Default. Each of the following constitutes an "EVENT OF DEFAULT" with respect to the Notes (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

                  (2) default in the payment of the principal of or any premium on the Notes when due, whether at maturity, upon redemption, by declaration or otherwise;

                  (3) failure to perform any other covenant in the Indenture and continuance of such default or breach for 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes;

                  (4) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $20,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be created, which default is a payment default upon final maturity of such indebtedness or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days following such default or acceleration;

                  (5) an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

                  (6) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (5) or (6) a "BANKRUPTCY DEFAULT").

         Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default, has occurred and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest and any premium will become immediately due and payable. If a bankruptcy default occurs, the principal amount of and accrued interest and any premium on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (a) The Holders of at least a majority in aggregate principal amount of the outstanding Notes, by written notice to the Trustee, may rescind and annul a declaration of acceleration and its consequences if:

                  (1) all existing Events of Default, other than the nonpayment of the principal of and any premium and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

                  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

                  (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in aggregate principal amount of then outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

                  (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

         Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the stated maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the customary compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.

         Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the customary compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the customary compensation and reasonable expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for all amounts due hereunder , including all customary fees and reasonable charges and expenses;

                  Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

                  Third: to the Company, or such other Person as a court of competent jurisdiction may direct.

         The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

         Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

         Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

         Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of lost, destroyed or wrongfully taken Notes in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

         Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                   THE TRUSTEE

         Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

         (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture that are adverse to the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct.

         Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Section 315(a) through (d):

                  (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with
         Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

                  (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

         Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Trust Indenture Act Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (to the extent permitted under Trust Indenture Act Section 310(b)) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and
7.10 of this Indenture.

         Section 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

         Section 7.05. Notice of Default. If any Default occurs and is continuing of which the Trustee has actual notice, the Trustee will send notice of the uncured Default to each Holder within 90 days after the Trustee's receipt of such notice, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

         Section 7.06. Reports by Trustee to Holders. Within 60 days after each November 15, beginning with November 15, 2004, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such November 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the SEC as required by Trust Indenture Act Section 313(d). The Trustee shall also transmit by mail to all Holders a brief report as required by Trust Indenture Act Section 313(b).

         Section 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the customary compensation and reasonable charges and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

         (c) To secure the Company's payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

         Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

                  (2) The Holders of at least a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by written notice to the Company and the Trustee.

                  (3)      If the Trustee is no longer eligible under Section
         7.10 or in the circumstances described in Trust Indenture Act
         Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) If the Trustee has been removed by the Holders, Holders of at least a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee will mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

         (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

         (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

         Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

         Section 7.12. Preferential Collection of Claims Against Company. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                            DEFEASANCE AND DISCHARGE

         Section 8.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

         (a)      either:

                  (i) all Notes previously authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid) have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not previously delivered to the Trustee for cancellation have become due and payable (whether at stated maturity, early redemption or otherwise);

         and, in the case of clause (ii) above, the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, money or U.S. Government Obligations or any combination thereof which, through the payment of interest thereon and principal thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest and premium, if any, on all the Notes on the dates such payments of principal or interest and premium, if any, are due to maturity or redemption, as the case may be;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for in the Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 of this Indenture shall survive, and, if money will have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Sections 8.04 and 8.05 of this Indenture shall survive.

         Section 8.02. Legal Defeasance. After the 90th day following the deposit referred to in clause (1) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, provided the following conditions have been satisfied:

                  (1) The Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, money or U.S. Government Obligations or any combination thereof which, through the payment of interest thereon and principal thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest and premium, if any, on all the Notes on the dates such payments of principal or interest and premium, if any, are due to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

                  (2) No Default or Event of Default (other than a bankruptcy default) has occurred and is continuing on the date of the deposit or, with regard to any bankruptcy default, occurs at any time during the 90-day period following the deposit.

                  (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

                  (4) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating the following:

                           (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or, since the Issue Date, there has been a change in applicable federal income tax law, which, in either case, provides that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred,

                           (ii) if the Notes are listed on a national securities exchange, the deposit and defeasance will not cause the Notes to be delisted, and

                           (iii) all conditions precedent relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Prior to the end of the 90-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture except for the surviving obligations specified above.

         Section 8.03. Covenant Defeasance. After the 90th day following the deposit referred to in clause (1) below, the Company's obligations set forth in Sections 4.05, 4.06 and 4.07 and Article 5 will terminate, and clauses (3), (4),
(5) and (6) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

                  (1) The Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, money or U.S. Government Obligations or any combination thereof which, through the payment of interest thereon and principal thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest and premium, if any, on all the Notes on the dates such payments of principal or interest and premium, if any, are due to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

                  (2) No Default or Event of Default (other than a bankruptcy default) has occurred and is continuing on the date of the deposit or, with regard to any bankruptcy default, occurs at any time during the 90-day period following the deposit.

                  (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

                  (4) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating the following:

                           (i) that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred,

                           (ii) if the Notes are listed on a national securities exchange, the deposit and defeasance will not cause the Notes to be delisted, and

                           (iii) all conditions precedent relating to the defeasance contemplated by this Section 8.03 have been complied with.

         Except as specifically stated above, none of the Company's obligations under the Indenture will be discharged.

         Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money or U.S. Government Obligations held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money or U.S. Government Obligations held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

         Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee may amend, supplement or modify the Indenture or the Notes without notice to or the consent of any Noteholder to:

                  (1) provide for the assumption of the Company's obligations to Holders in case of a merger or consolidation permitted pursuant to the terms of Article 5;

                  (2) evidence the assumption by a successor corporation of the Company's obligations, and covenants for the protection of the Holders;

                  (3) cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

                  (4) add covenants to Article 4 for the benefit of the Holders or surrender any right or power conferred in the Indenture upon the Company;

                  (5) make any change that does not adversely affect the rights of any Holder;

                  (6) modify or amend the Indenture to permit the qualification of any supplemental indentures; or

                  (7) comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act or otherwise.

         Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b) of this
Section 9.02, the Company and the Trustee may amend, supplement or modify the Indenture and the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, and the Holders of at least a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

         (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment, supplement or modification may not:

                  (1) change the stated maturity of the principal of or any installment of interest on any Note,

                  (2) reduce the principal amount of or any premium on any Note,

                  (3) reduce the rate or extend the time of payment of interest on any Note,

                  (4) reduce any premium payable upon the redemption of any Note,

                  (5) make any change in the percentage of the aggregate principal amount of the Notes required for amendments, supplements or modifications of the Indenture or waivers of past defaults of covenants,

                  (6) change the place or currency of payment of principal of or any premium or interest on any Note, or

                  (7) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Note on or after the stated maturity of such Note.

         (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement, modification or waiver, but is sufficient if their consent approves the substance thereof.

         (d) An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement, modification or waiver under this Section
9.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, modification or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, modification, supplemental indenture or waiver.

         Section 9.03. Effect of Consent. (a) After an amendment, supplement, modification or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement, modification or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement, modification or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

         (a) If an amendment, supplement, modification or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement, modification or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

         Section 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, modification or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement, modification or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement, modification or waiver that affects the Trustee's own rights, duties or immunities under the Indenture. Notwithstanding any provision to the contrary contained herein, no amendment, supplement, modification or waiver shall amend, change or modify any of the

Trustee's rights, duties, responsibilities or obligations under the Indenture without its prior written consent.

         Section 9.05. Conformity with Trust Indenture Act. Every amendment, modification or supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         Section 10.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Section 312(a) and Section 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, modification or waiver or other action provided by this Indenture to be given or taken by a Holder (an "ACT") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

                  (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

         (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

         (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

         Section 10.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person, (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee will be deemed given if in writing (i) when delivered in person or (ii) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

         if to the Company:

                  State Auto Financial Corporation
                  518 East Broad Street
                  Columbus, Ohio 43215
                  Facsimile: (614) 464-5374
                  Attention: General Counsel

         if to the Trustee:

                  Fifth Third Bank
                  38 Fountain Square Plaza
                  Cincinnati, Ohio 45263
                  Facsimile: (513) 534-6785
                  Attention: Corporate Trust Department

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

         (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

         Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

                  (1) a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

                  (3) a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         Section 10.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         Section 10.07. Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 10.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

         Section 10.09. Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

         Section 10.10. Duplicate Originals. The parties may sign two or more separate copies of the Indenture. Each signed copy shall be an original, but together they represent the same agreement.

         Section 10.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 10.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

         Section 10.13. No Liability of Directors, Officers, Employees, Affiliates and Shareholders. No director, officer, employee, incorporator, Affiliate or holder of the Company's Capital Stock or any Subsidiary, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The Company acknowledges that this waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                             STATE AUTO FINANCIAL CORPORATION
                                             as Issuer

                                             By: /s/ Steven J. Johnston
                                                 -------------------------------
                                                 Name: Steven J. Johnston
                                                 Title: Senior Vice President

                                             FIFTH THIRD BANK
                                             as Trustee

                                             By: /s/ Greg Hahn
                                                 -------------------------------
                                                 Name: Greg Hahn
                                                 Title: Assistant Vice President

                                                                       EXHIBIT A

                    [INSERT LEGENDS REQUIRED BY SECTION 2.01]

                                 [FACE OF NOTE]

                        STATE AUTO FINANCIAL CORPORATION

                    6 1/4% SENIOR NOTE DUE NOVEMBER 15, 2013

                                                           CUSIP _______________

No.                                                             $_______________

         State Auto Financial Corporation, an Ohio corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on November 15, 2013. All capitalized terms used herein but not defined herein shall have the meaning set forth for such terms in the Indenture (as defined below).

         Initial Interest Rate: 6 1/4% per annum.

         Interest Payment Dates: May 15 and November 15, or if any such day is not a Business Day, on the next succeeding Business Day, commencing May 15, 2004.

         Regular Record Dates: May 1 and November 1.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                           STATE AUTO FINANCIAL CORPORATION

                                                By: ____________________________
                                                    Name:
                                                    Title:

Trustee's Certificate of Authentication

This is one of the 6 1/4% Senior Notes due 2013 described in the Indenture referred to in this Note.

FIFTH THIRD BANK, as Trustee

By: _______________________________
     Authorized Signatory

Date:

                             [REVERSE SIDE OF NOTE]

                        STATE AUTO FINANCIAL CORPORATION

                    6 1/4% SENIOR NOTE DUE NOVEMBER 15, 2013

1.       Principal and Interest.

         The Company promises to pay the principal of this Note on November 15, 2013.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6 1/4% per annum (subject to adjustment as provided below).

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1st or November 1st immediately preceding the interest payment date) on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day, commencing May 15, 2004.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate of 6 1/4% per annum. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.       Indenture.

         This is one of the Notes issued under an Indenture dated as of November 13, 2003 (as amended from time to time, the "INDENTURE"), between the Company and First Third Bank, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are senior obligations of the Company, rank equal in right of payment with all existing and future senior obligations and rank senior to all subordinated indebtedness of the

Company. The Indenture limits the original aggregate principal amount of the Notes to $100,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is not guaranteed by any of the Subsidiaries of the Company. Accordingly, this Note will be effectively subordinated to all of the existing and future indebtedness of all of the Subsidiaries of the Company.

3.       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

         This Note is subject to optional redemption as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.       Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any integral thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

         Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.       Authentication.

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on this Note.

8.       Registration Rights Agreement.

         In the event that (a) the Company has not filed the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or, if applicable, a Shelf Registration Statement (as defined in the Registration Rights Agreement) on or prior to the applicable filing deadline; (b) the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement is not effective on or prior to the applicable effectiveness deadline;
(c) the exchange offer is not completed within 220 days after the Issue Date; or
(d) any registration statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in certain circumstances (any such event referred to in clauses (a) - (d) above, a "Registration Default"), then the Company will pay additional interest in cash in an amount equal to 0.25% per annum of the aggregate principal amount of this Note for the period from the occurrence of a Registration Default until such time as no Registration Default is in effect, which rate will increase by an additional 0.25% per annum for each subsequent 90-day period during which such registration default continues, up to a maximum of 1.00% per annum ("Additional Interest"). Any amounts of Additional Interest will be payable in cash on the interest payment dates for this Note.

9.       Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________

________________________________________________________________________________

         Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

         In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

[ ]      (1) This Note is being transferred to a "qualified institutional buyer"
in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

[ ]      (2) This Note is being transferred to a non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

[ ]      (3) This Note is being transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that is not a non-U.S. Person and certification in the form of Exhibit F to the Indenture is being furnished herewith.

                                       or

[ ]      (4) This Note is being transferred other than in accordance with (1),
(2) or (3) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: ___________________            ___________________________________________
                                     Seller

                                     By: _______________________________________

                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:____________________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         SCHEDULE OF EXCHANGES OF NOTES

         The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                                          Principal amount of this
                     Amount of decrease in      Amount of increase in       Global Note following
                   principal amount of this   principal amount of this        such decrease (or       Signature of authorized
Date of Exchange        Global Note                Global Note                    increase)             officer of Trustee
----------------   ------------------------   -------------------------   -------------------------   -----------------------

                                                                       EXHIBIT B

                                RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR CAUSES TO BE FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE FOR THE NOTES A CERTIFICATE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM SUCH TRUSTEE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                                       EXHIBIT C

                                   DTC LEGEND

For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            REGULATION S CERTIFICATE

                                 _________, ____

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Corporate Trust Department

         Re:      State Auto Financial Corporation (the "COMPANY")
                  6 1/4% Senior Notes due November 15, 2013 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of November 13, 2003 relating to the Notes

Ladies and Gentlemen:

         Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. This Certificate relates to our proposed transfer of $___ principal amount of Notes issued under the Indenture. We hereby certify as follows:

                  1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

         [ ] B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

                  1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

                  3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                [NAME OF SELLER (FOR TRANSFERS)
                                OR OWNER (FOR EXCHANGES)]

                                By: ___________________________________________
                                    Name:
                                    Title:
                                    Address:

Date: ________________________

                                                                       EXHIBIT E

                              RULE 144A CERTIFICATE

                                 _________, ____

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Corporate Trust Department

         Re:      State Auto Financial Corporation (the "COMPANY")
                  6 1/4% Senior Notes due November 15, 2013 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of November 13, 2003 relating to the Notes

Ladies and Gentlemen:

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

         [ ] B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

         We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                [NAME OF PURCHASER (FOR
                                  TRANSFERS) OR OWNER (FOR
                                  EXCHANGES)]

                                By: ____________________________________________
                                    Name:
                                    Title:
                                    Address:

Date: ________________________

                                                                       EXHIBIT F

                  INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

                                 _________, ____

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Corporate Trust Department

         Re:      State Auto Financial Corporation (the "COMPANY")
                  6 1/4% Senior Notes due November 15, 2013 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of November 13, 2003 relating to the Notes

Ladies and Gentlemen:

         In connection with our proposed purchase of $     aggregate principal
amount of the Notes of the Company, we confirm that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

         2 We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "ACCREDITED INVESTOR") as to each of which we exercise sole investment discretion.

         3. We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any Notes, except as permitted below; provided, that the disposition of our property and the property of any accounts for which we are acting as a fiduciary will remain at all times within our control.

         4. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act.

         5. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act, we will do so only (A) in the United States to a person whom we reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (B) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (D) to an institutional "accredited investor" (as defined above) that, prior to such transfer, furnishes (or causes to be furnished on its behalf by a U.S. broker-dealer) to the trustee for the notes a certificate containing certain representations and agreements relating to the restrictions on transfer of the notes substantially in the form of this Certificate or (E) pursuant to an effective registration statement under the Securities Act, in each of cases (A) through (E) in accordance with any applicable securities laws of any state of the United States, and we agree to provide any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         6. We understand that, on any proposed release of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will be in certificated form and will bear a legend to the foregoing effect.

         Each of the Company, the Trustee and the initial purchasers of the Notes are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                [NAME OF PROPOSED TRANSFEREE]

                                By: ____________________________________________
                                    Name:
                                    Title:
                                    Address:

Date: ________________________

                                                                       EXHIBIT G

                       CERTIFICATE OF BENEFICIAL OWNERSHIP

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

To:      Fifth Third Bank, as Trustee
         38 Fountain Square Plaza
         Cincinnati, Ohio 45263
         Attention: Corporate Trust Department OR

         Euroclear Bank S.A./N.V., as operator of the Euroclear System OR Clearstream Banking SA

         Re:      State Auto Financial Corporation (the "COMPANY")
                  6 1/4% Senior Notes due November 15, 2013 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of November 13, 2003 relating to the Notes

Ladies and Gentlemen:

         We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

         We hereby certify as follows:

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

         [ ] B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                [NAME OWNER]

                                By: ____________________________________________
                                    Name:
                                    Title:
                                    Address:

Date: ________________________

                                    [FORM II]

To:      Fifth Third Bank, as Trustee
         38 Fountain Square Plaza
         Cincinnati, Ohio 45263
         Attention: Corporate Trust Department OR

         Euroclear Bank S.A./N.V., as operator of the Euroclear System OR Clearstream Banking SA

         Re:      State Auto Financial Corporation (the "COMPANY")
                  6 1/4% Senior Notes due November 15, 2013 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of November 13, 2003 relating to the Notes

Ladies and Gentlemen:

         This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note (as defined in the Indenture) issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member Organization certifications and

(ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       EUROCLEAR BANK S.A./N.V., as
                                       operator of the Euroclear System

                                                  OR

                                       CLEARSTREAM BANKING SA

                                       By: ____________________________________
                                           Name:
                                           Title:
                                           Address:

Date: ________________________

                                                                       EXHIBIT H

                      TEMPORARY OFFSHORE GLOBAL NOTE LEGEND

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

                                      H-1